FOURTH AMENDMENT

to

PURCHASE AND SALE AGREEMENT

and

JOINT ESCROW INSTRUCTIONS

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (hereinafter the “Amendment”), dated for reference purposes September 18, 2006 (hereinafter the “Effective Date”), is by and between SPI WILLOW PASS, L.P., a California limited partnership (hereinafter the “Seller”) and MARK D. ZIMMERMAN, AS QUALIFIED EXCHANGE ACCOMMODATOR FOR MONTGOMERY REALTY GROUP, INC. (hereinafter the “Accommodator”) and MONTGOMERY REALTY GROUP, INC., a Nevada corporation (hereinafter the “Equitable Beneficiary”) (hereinafter, collectively, “Buyer”). Subject to the amendments to the Purchase and Sale Agreement dated August 14, 2006 (the “Agreement”) set forth below, Buyer waives its due diligence contingencies as set forth in Section 4 of the Agreement. The Agreement is amended as follows:

1.	Section 2(a) of the Agreement is amended to read as follows:

(a) The purchase price of the Property is Eighteen Million Dollars ($18,000,000.00) (hereinafter the “Purchase Price”) and shall be paid as follows:

2.	Section 4(j) is hereby inserted into the Agreement and reads as follows:

(j)          Buyer’s HVAC Indemnity. Buyer shall indemnify, protect, defend and hold Seller harmless from all claims of JoAnn Stores, Inc. arising from or relating to repair or replacement of the HVAC system at the Property after the Closing; provided, however, that in no event shall Buyer’s indemnity to Seller be in an amount in excess of Two Hundred Thousand Dollars ($200,000), excluding costs of defense. The indemnity provisions of this Section 4(j) shall survive the Closing or earlier termination of this Agreement

3.           The parties hereto ratify and affirm each and every other term, covenant and condition set forth in the Purchase and Sale Agreement dated effective August 14, 2006, the First Amendment dated August 30, 2006; the Second Amendment dated September 8, 2006 and the Third Amendment dated September 14, 2006.

4.           This Amendment may be executed in any number of counterparts and each counterpart shall be deemed to be an original document. Delivery of the executed Amendment may be accomplished by facsimile transmission, and if so, the facsimile copy shall be deemed an executed original counterpart of the Amendment. All executed counterparts together shall constitute one and the same document, and any signature pages, including facsimile copies thereof, may be assembled to form a single original document.

                In Witness Whereof, the parties hereto have executed this Amendment as of the date first above written.

SELLER:

SPI WILLOW PASS, L.P.,

a California limited partnership

By: Prism Capital Corporation, a Delaware

corporation, its General Partner

By:	/s/ Dennis J. Wong
Dennis J. Wong, President

BUYER:

MONTGOMERY REALTY GROUP, INC.,

a Nevada corporation

/s/ Dinesh Maniar

Dinesh Maniar, President

MARK D. ZIMMERMAN AS QUALIFIED EXCHANGE ACCOMMODATOR FOR MONTGOMERY REALTY

/s/ Mark D. Zimmerman

Mark D. Zimmerman